                                                                    EXHIBIT 10.9


                                                                          2-1-86

                              RESTATED AND AMENDED

                              COAL SUPPLY AGREEMENT

                                     BETWEEN

                       SEMINOLE ELECTRIC COOPERATIVE, INC.

                                       AND

                       WEBSTER COUNTY COAL CORPORATION AND

                          WHITE COUNTY COAL CORPORATION

                                      INDEX

ARTICLE                                                TITLE                                                   PAGE NO.

I        Terms of Agreement ......................................................................................2

II       Quantity ................................................................................................2

III      Source ..................................................................................................6

IV       Delivery ................................................................................................7

V        Price - Dotiki Mine ....................................................................................10

VI       Price - Pattiki Mine ..... .............................................................................11

VII      Base Price Adjustments .................................................................................12

VIII     Price Review ...........................................................................................19

IX       Coal Specifications, Sampling and
         BTU Value Adjustments ..................................................................................24

X        Cancellation, Rejection and Suspension
         by Purchaser ...........................................................................................27

XI       Invoicing, Payments and Interest .......................................................................29

XII      Records and Review .....................................................................................31

XIII     Force Majeure ..........................................................................................32

XIV      Governmental Authority .................................................................................34

XV       Material Default .......................................................................................36

XVI      Remedies ...............................................................................................36

XVII     Arbitration ............................................................................................39

XVIII    Price Controls..........................................................................................41

XIX      Assignment and Delegation...............................................................................42

XX       Indemnification.........................................................................................43

XXI      Equal Employment Opportunity............................................................................43

XXII     General ................................................................................................44

XXIII    Entire Agreement .......................................................................................45

--       Guaranty..................................................................................................


                              RESTATED AND AMENDED

                              COAL SUPPLY AGREEMENT

         THIS AGREEMENT is effective the 1st day of February, 1986, by and between SEMINOLE ELECTRIC COOPERATIVE, INC., a Florida corporation ("Purchaser"), and WEBSTER COUNTY COAL CORPORATION, a Kentucky corporation, and WHITE COUNTY COAL CORPORATION, a Delaware corporation (hereinafter called "Webster" and "White," respectively, and collectively or individually called "Seller").

                              W I T N E S S E T H :

         WHEREAS, the parties entered into a Coal Supply Agreement dated January 17, 1979 ("Coal Supply Agreement") and have agreed to hereby restate and amend the Coal Supply Agreement; and

         WHEREAS, Purchaser desires to secure a supply of coal of the quality and quantities hereinafter set forth for use in the operation of Purchaser's Plant Units 1 and 2 located in the State of Florida; and

         WHEREAS, both Webster and White are wholly-owned subsidiaries of MAPCO Coals Inc., a Delaware corporation with offices at 1717 South Boulder Avenue, Tulsa, Oklahoma 74119 ("Agent"), which is Seller's agent for the administration of this Agreement; and

         WHEREAS, Agent is a wholly-owned subsidiary of MAPCO Inc., a Delaware corporation with offices at 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119.

         WHEREAS, MAPCO Inc. by an attachment hereto, guarantees the performance of the respective obligations of Seller under this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to hereby restate and amend the Coal Supply Agreement and Seller agrees to sell, and Purchaser agrees to purchase, coal of a quantity and quality hereinafter specified, during the period, at the prices and upon the other terms and conditions hereinafter set forth.

                                    ARTICLE I

                               TERMS OF AGREEMENT

         1.1 This Agreement restates and amends the Coal Supply Agreement as of the date hereof and shall continue until December 31, 2010.

         1.2 A "Contract Year" shall be the calendar year.

         1.3 This Agreement is subject to the approval of the Administrator of the Rural Electrification Administration.

                                   ARTICLE II

                                    QUANTITY

         2.1 Dotiki Mine. Webster shall sell to Purchaser, and Purchaser shall buy from Webster, from Webster's Dotiki Mine, during each Contract Year of this Agreement ****** tons of coal commencing with the Contract year 1986 and extending through the Contract Year 1989 and ****** tons of coal for each Contract Year thereafter.

         2.2 Pattiki Mine. White shall sell to Purchaser, and Purchaser shall buy from White, from White's Pattiki Mine, during each Contract Year of this Agreement, ****** tons of coal commencing with the Contract Year 1986 and extending through the Contract Year 1989 and ****** tons of coal during each Contract Year thereafter.

         2.3 Purchaser may increase by as much as ******, the annual quantity to be delivered pursuant to Section 2.1 and/or 2.2 hereof in any Contract Year by giving written notice to Seller on or before July 1 of the previous Contract Year, provided Seller has uncommitted production available for Purchaser. Beginning with Contract Year 1990, Purchaser may decrease by as much as ****** the annual quantity to be delivered pursuant to Section 2.1 and/or 2.2 hereof in any Contract Year by giving written notice to Seller on or before July 1 of the previous Contract Year.

         2.4 Purchaser from time to time during the term hereof may make written request upon Seller to stockpile coal for Purchaser in an amount aggregating up to ****** tons at the Dotiki Mine and ****** tons in the aggregate at the Pattiki Mine, which amounts shall constitute a part of the annual tonnage commitment set forth in Section 2.1 and/or 2.2, respectively, when stockpiled. In the event of such request, Seller shall still be required on written notice from Purchaser, to deliver such coal to Purchaser at the coal transfer facility ("Coal Transfer Facility") of Mt. Vernon Coal Transfer Company ("Mt. Vernon"), in Indiana, near Mt. Vernon, Indiana or an alternate delivery point as designated by Purchaser, and Purchaser shall pay to Seller the then Current Price (as defined in Sections 5.2 or 6.2), together with an additional allowance of 20 cents per ton, and any applicable taxes, for the coal so stockpiled when and as such coal is stockpiled. Seller shall stockpile coal at the rate of up to 5,000 tons for each day Purchaser so requests. Seller shall notify Purchaser in writing when the requested stockpile is completed. At any time after the requested stockpile or the appropriate portion thereof has been held by Seller for 6 months, Seller may, after 10 days written notice to Purchaser (such notice shall include selling price and other terms of sale), sell coal from the stockpile to others for Purchaser's account, unless Purchaser, within such 10 days, agrees to take immediate delivery or agrees in writing to assume the risk of loss of the coal in the stockpile. Risk of loss of stockpiled coal shall otherwise be with Seller until such time as stockpiled coal is loaded for shipment. Coal so stockpiled will be shipped by Seller upon written request from Purchaser, to the extent that loading equipment is available after meeting Seller's normal shipping requirements from the mine, and quality adjustments shall apply to the coal when shipped. Seller shall maintain a running total of stockpile weights for all coal stockpiled, adjusted to reflect deductions as shipments are made upon Purchaser's request or sales are made by Seller pursuant to this Section 2.4. In the event of sales by Seller as aforesaid to others from the stockpile, Seller shall reim burse to Purchaser the actual sales price and severance taxes, if any, received by Seller from third parties for such coal.

         2.5 All coal shipped shall be weighed by Seller at the mine using scales approved by the Southern Weighing Bureau, or succeeding agency, and weights so obtained shall be binding upon both parties and govern any disputes under this Agreement, subject to the further provisions of this Section 2.5. Purchaser shall also weigh all coal received at its plant using scales approved by the Southern Weighing Bureau, or succeeding agency. Purchaser or Seller may observe the weighing and any scale testing. Seller and Purchaser shall each inspect, test and calibrate their own scales semiannually and a party making such inspection, testing or calibration shall send a report thereof to the other party. Purchaser or Seller shall have the right, if it believes that any weighing is not accurate, to designate an independent expert acceptable to Seller and Purchaser, who shall check the equipment and procedures used in the weighing of coal, and whose expense shall be borne equally by the parties. Any dispute over the independent expert's report shall be subject to arbitration under Article XVII. If all scales are tested and are accurate, and if it appears that over .5 percent of shipments on a weighted quarterly average are being lost due to windage, Seller agrees to use its best efforts to reduce such windage loss by installing, at Seller's cost, a chemical spray system commonly used in the industry.

         2.6 If for any good faith business reason, other than a failure to perform that is excused under Articles XIII and XIV of this Agreement, Purchaser determines by reason of a reduction in its total annual requirement for coal below the minimum quantities specified in this Agreement that it no longer needs all or a portion of the coal to be supplied hereunder for Purchaser's Units 1 and 2, Purchaser shall provide written notice to Seller. Should such reduced need continue for ****** consecutive months after receipt of written notice by Seller, Purchaser may elect to reduce the total quantity of coal required to be purchased under this Agreement, down to Purchaser's annual total requirement which may be down to ****** tons. Such election shall be made in writing, shall specify the good faith business reason for the reduced need and shall set forth the new aggregate quantity of coal required to be purchased under this Agreement for the Contract Year in which the election is being exercised. In the event Purchaser makes such election to reduce the total quantity of coal required to be purchased under this Agreement, then thereafter: (a) except as hereinafter provided, Purchaser will purchase 100 percent of its coal requirements for its Plant Units 1 and 2 from Seller; (b) Purchaser will notify Seller on or before July 1 of each Contract Year of its requirements for coal for the next succeeding Contract Year, and Seller shall not be obligated to deliver coal in an amount greater than specified in such notice unless Seller has uncommitted production available; (c) Seller shall have the right, at its sole discretion, to deliver such reduced amount of coal from the Dotiki and Pattiki Mines in whatever proportion Seller deems appropriate; (d) provided Purchaser is not otherwise in default under this Agreement, Purchaser shall be obligated to pay the then Current Price only for coal actually supplied; and (e) in the event Purchaser's actual requirements exceed the quantity stated in Purchaser's notice under (b) above, and Seller does not have uncommitted production available to supply the excess quantity, then Purchaser may purchase such excess quantity from third parties.

         In the event there is a reduction in deliveries under this Section 2.6 for any two Consecutive Contract Years on or after Purchaser's election to reduce the total quantity required under this Agreement to an amount less than ****** of the annual minimum quantity which Purchaser was required to accept under this Agreement except for application of this Section 2.6, Seller shall have the right to cancel this Agreement and in such event neither party shall have any further rights or obligations under this Agreement, other than with respect to performance required hereunder prior to such cancellation.

                                   ARTICLE III

                                     SOURCE

         3.1 The coal to be sold pursuant to Section 2.1 shall come from Webster's Dotiki Mine. The coal to be sold pursuant to Section 2.2 shall come from White's Pattiki Mine.

         3.2 Seller represents and warrants that its total coal reserves in Webster and White Counties contain more than sufficient quantities of coal of a quality and in quantities recoverable by deep mining under present mining laws and practices which will be sufficient to satisfy all of Seller's obligations under this Agreement.

         3.3 Seller warrants that it will not, without Purchaser's prior written consent, use or sell coal meeting the quality specifications hereof from the Dotiki or Pattiki reserves in any way that will reduce the balance of recoverable reserves to an amount less than the total amount then remaining to be supplied Purchaser hereunder. Subject to the provisions of this Agreement,

Seller otherwise reserves the right to use coal or sell coal to others from the reserves.

         3.4 With the written consent of Purchaser, which consent may not be unreasonably withheld, Seller may, but shall not be required to, supply from sources other than the Dotiki Mine and the Pattiki Mine coal which conforms to the quality requirements of this Agreement. In the event Seller elects to do so, the price for any such substitute coal shall be the Current Price, as defined in
Section 5.2 or 6.2, as adjusted by Article IX, inclusive of any taxes described in Section 5.3 or 6.3, adjusted by an amount of any difference, on a Btu basis, between the transportation costs of the substitute coal to the Purchaser's Seminole Plant Unit No. 1 or Unit No. 2, respectively, and the transportation costs then in effect between the above mine(s) and Purchaser's plant units.

         3.5 Seller's right to furnish substitute coal shall not affect its right to claim a force majeure excuse because of events occurring at the respective mines as provided in Article XIII hereof or to claim excuse pursuant to Article XIV hereof; however, if Seller is actually furnishing substitute coal under Section 3.4, and that substitute coal continues to be available to Seller, Seller shall not claim that an event of force majeure occurring only at the Dotiki Mine or the Pattiki Mine excuses it from continuing to provide the same amount it has been supplying from such substitute source.

                                   ARTICLE IV

                                    DELIVERY

         4.1 Seller shall be required to deliver the coal purchased hereunder, and title to the coal purchased hereunder shall pass, to Purchaser, at the Mt. Vernon Coal Transfer Company facility in Indiana, near Mt. Vernon, Indiana, or at any other point that Purchaser may direct in its sole discretion.

         4.2 The risk of loss of the coal purchased hereunder shall pass to Purchaser at the rail cars at the Dotiki Mine or the Pattiki Mine, respectively.

         4.3 Unless varied by mutual agreement of Seller and Purchaser, each unit train shipment shall be of such size so as to minimize transportation costs which train size currently is approximately ****** tons of coal for deliveries to Mt. Vernon Coal Transfer Company facilities or ****** tons of coal for direct all rail shipments to Purchaser's Plants.

         4.4 The amount of coal to be delivered under this Agreement shall be at the rate, to the extent practicable and subject to variation for annual quantity adjustments under Article II, of approximately ****** tons per month from the Dotiki Mine and ****** tons per month from the Pattiki Mine, except for the months in which a miner's vacation shall fall, in which months such amount shall be reduced proportionately from the normal monthly amount; provided, however, that for Contract Years 1986 through 1989 the monthly delivery rates shall approximate ****** tons from the Dotiki Mine and ****** tons from the Pattiki Mine. Seller shall be responsible for arranging all contracts for transportation to the delivery point. Purchaser shall be a party to negotiation of such contracts and such contracts shall be subject to Purchaser's approval, which approval will not be unreasonably withheld. Seller shall load railroad cars on a 24-hour basis, 7 days per week at a minimum rate of ****** tons per hour, continuously until a train is fully loaded. Purchaser shall reimburse Seller for all transportation costs to the delivery point for coal purchased under this Agreement, in accordance with Article XI and as provided for in the Transportation Exhibit, Exhibit J-1. Seller shall be entitled to ship, and Purchaser will accept delivery of as much as ****** tons in addition to the monthly delivery rate, in any month, in order to make up amounts unshipped without excuse previously that Contract Year, if such tonnage can be shipped and received with then existing shipping, transloading and receiving facilities, but Purchaser shall not be required to purchase in any Contract Year more than that Contract Year's commitment. If Seller offers to ship more than the normal monthly amount during any month that the said deficit exists, and said tonnage cannot be shipped and received with the Purchaser's existing shipping and receiving facilities, Purchaser shall have the option of stockpiling pursuant to the provisions of Section 2.4. In the event Purchaser refuses to accept deliveries or so stockpile, Seller's annual commitment under Sections 2.1 and/or 2.2 shall be reduced by the amount of said deficit that Seller offers to ship in excess of the normal monthly amount which is not accepted or so stockpiled by Purchaser.

         4.5 Seller's loading facilities are designed to load railroad cars at the rate of ****** tons per hour. In the event that, during the term of this Agreement, Purchaser either elects shipments from the mine(s) under a tariff or tariffs requiring changes in the design or operation of Seller's mining, preparation or loading facilities, Seller shall use its best efforts to make such changes as may be necessary; provided, however, that Purchaser and Seller, before such changes are made, shall attempt to agree upon an adjustment to the Base Price for the coal sold hereunder to reflect the cost to Seller of any such changes as may be made under this Section 4.5. Purchaser's obligation to purchase and Seller's obligation to sell under this Agreement shall not be suspended or otherwise altered during negotiations or arbitration if no agreement is reached.

                                    ARTICLE V

                               PRICE - DOTIKI MINE

         5.1 The Base Price, as of February 1, 1986, for coal sold hereunder from the Dotiki Mine is ****** per ton loaded in rail cars at the mine, inclusive of Kentucky severance tax. The Base Price is subject to adjustments from time to time for events occurring or having an effect on or after February 1, 1986, pursuant to Article VII, and for quality variations pursuant to Article
IX. The components of the February 1, 1986, Base Price are shown in Exhibit A. A new Base Price may be established from time to time pursuant to the provisions of Article VIII.

         5.2 The "Current Price" under this Agreement for coal from the Dotiki Mine shall be, at any given time, the "Base Price" provided for in Section 5.1 adjusted in accordance with the applicable provisions of this Agreement, inclusive of severance taxes.

         5.3 As the Base Price is adjusted under other provisions of the Agreement, the Base Price will also be adjusted, effective at the same time as the other adjustments are made, to reflect application of Kentucky severance tax (or any other similar governmental tax on the severance, mining or sale of the coal, hereinafter referred to as "severance tax"). The initial Kentucky net effective severance tax rate is ******. Such severance tax rate shall be adjusted annually to reflect the net Kentucky or other governmental severance tax rate actually paid by Seller, using the mechanism and procedure set forth in Exhibit G. As soon after each December 31, as Seller's annual severance tax summary report has been filed with the appropriate governmental agency, the actual monthly net effective severance tax rate calculated on the basis of that return will be sent to Purchaser and used to adjust retroactively the severance tax cost component of the Current Price invoiced for coal shipped during the applicable month.

For severance tax verification purposes, the Purchaser shall have the right to review Seller's annual severance tax summary report, governmental audit results and any records or other data necessary to verify the same.

                                   ARTICLE VI

                              PRICE - PATTIKI MINE

         6.1 The Base Price, as of February 1, 1986, for coal sold hereunder from the Pattiki Mine is ****** per ton loaded in cars at the mine. A new Base Price may be established from time to time pursuant to the provisions of Article
VIII. The Base Price is subject to adjustments from time to time for events occurring or having an effect on or after February 1, 1986, pursuant to Article VII and for quality variations pursuant to Article IX. The components of the February 1, 1986, Base Price are shown on Exhibit A-1.

         6.2 The "Current Price" under this Agreement for coal from the Pattiki Mine shall be, at any given time, the "Base Price" provided for in Section 6.1 adjusted in accordance with the applicable provisions of this Agreement inclusive of severance or similar taxes, if any.

          6.3 A. the Base Price is adjusted under other provisions of this Agreement, the Base Price will also be adjusted, effective at the same time as the other adjustments are made, to reflect application of any applicable net severance tax or similar tax, as set forth in Section 5.3 above. It is understood that the Pattiki Mine February 1, 1986, Base Price does not include any severance, sales, use or other similar taxes (such as by way of illustration the Illinois Retailers Occupation Tax) that may be applicable or imposed on coal supplied by Seller to Purchaser under this Agreement. In the event that after February 1, 1986, such a tax or taxes be deemed to apply or be imposed on the coal supplied under this Agreement, the amount of such tax or taxes shall be added to the Base Price or Current Price, whichever is applicable.

                                   ARTICLE VII

                             BASE PRICE ADJUSTMENTS

         The Base Price for coal from the Dotiki Mine and the Pattiki Mine shall be subject to upward or downward adjustments quarterly (each January 1, April 1, July 1 and October 1) after February 1, 1986, in accordance with Sections 7.1 through 7.3 or from time to time in accordance with the provisions of Sections
7.4 or 7.5 or Article VIII. The Base Price as of February 1, 1986, and the individual components thereof for the Dotiki Mine are set forth on Exhibit A, and Base Price as of February 1, 1986, and the individual components thereof for the Pattiki Mine are set forth on Exhibit A-1. The parties agree that the dollar amount of the components as set forth on Exhibit A and Exhibit A-1 shall form the basis for price adjustments under this Agreement, whether or not those dollar amounts reflect actual mining costs as of February 1, 1986. The February 1, 1986, per ton price component base levels for Labor and Benefits and Materials and Supplies as set forth under Exhibits A and A-1 and the selection of the Materials and Supplies base level indexes and establishment of related weighting factors as set forth under Exhibits C and C-1 shall be adjusted and new base values reestablished to reflect the percentage mix of the appropriate mine's total year-to-date actual costs for such components and weighting factors as prevailing on December 31, 1986. Establishment of the revised base component levels and weighting factors shall be in accordance with the procedures set forth under Section 8.6. Any amount due Seller or credit owed Purchaser for coal supplied hereunder as a result of the reestablishment of the February 1, 1986, price component base levels shall be paid within 30 days of the determination of the amount due or credit owed.

         Adjustments calculated under Sections 7.1 through 7.3 shall apply to all coal shipped during the calendar quarter beginning on the adjustment date.

         7.1 Labor and Benefits. The Base Price(s) shall be adjusted quarterly beginning on April 1, 1986, and on the first day of each subsequent calendar quarter, to reflect the change in the cost of labor and benefits from the assumed base cost component of ****** per ton for the Dotiki Mine and ****** per ton for the Pattiki Mine. The adjusted base component on each adjustment date will equal the product of ****** per ton for the Dotiki Mine and ****** per ton for the Pattiki Mine, and a fraction, the numerator of which is the average of the SIC-12 "final" hourly wage rate (1972 base and exclusive of seasonal adjustment), for Bituminous and Lignite Hourly Wage Earners reported in the Bureau of Labor Statistics' Employment and Earnings Publication (currently Table C-2) as first published for the second calendar quarter preceding the intended quarterly adjustment date, and the denominator of which is ******, the contract base level average SIC-12 "final" hourly wage rate.

         The average SIC-12 hourly rate for any calendar quarter shall be calculated as the straight arithmetic average of the monthly average hourly rates published. If such information is not published for any one or two of the months comprising a quarter, the average shall be calculated as an arithmetic average of the month(s) for which the values were published. If a UMWA strike occurs during the entire quarter for calculating the average SIC-12 hourly rate, or if no in formation is published for all of the months comprising a quarter, there shall be no adjustment to the labor and benefits cost component for that particular quarterly adjustment date. If during any month a UMWA strike occurs for such month, the SIC-12 hourly rate for that month shall be treated as unpublished. Exhibits B and B-1 set forth calculations of the SIC-12 contract base hourly wage rate level and set forth examples for calculating the labor and benefits quarterly adjustment.

         7.2 Materials and Supplies. The Base Price(s) shall be adjusted quarterly beginning on April 1, 1986, and on the first day of each subsequent calendar quarter, to reflect the change in the cost of materials and supplies from the assumed base component of ****** per ton for the Dotiki Mine and ****** per ton for the Pattiki Mine. The adjusted base component on each adjustment date will equal the product of ****** per ton for the Dotiki Mine and ****** per ton for the Pattiki Mine, and a fraction, the numerator of which is the weighted average of the Consumer Price Index - Wage Earners and Clerical Workers (CPI-W) and the "preliminary" Producer Price Indexes, Table 6, reported by the U.S. Department of Labor, Bureau of Labor Statistics as first published for the second, third and fourth months preceding the intended quarterly adjustment date and the denominator(s) of which are 329.591 and 321.192, the contract base weighted average index level for Dotiki and Pattiki, respectively.

         The quarterly average index value for any index in any quarter shall be calculated as the straight arithmetic average of the monthly values published for that index. If such information is not published for any one or two of the months comprising a quarter and the index has not been discontinued, the average shall be calculated as an arithmetic average of the months for which values were published. If such information is not published for all of the months comprising a quarter and the index has not been discontinued, the average for the quarter in question shall be set equal to the average calculated for the previous quarter. If no information is published for all of the indexes for all of the months comprising a quarter, there shall be no adjustment to the material and supplies cost component for that particular quarterly adjustment date. Exhibits C and C-1 set forth the contract base quarterly index values and related weight factors for each of the pertinent indexes and set forth examples for calculating the materials and supplies quarterly adjustment.

         7.3 General and Administrative. The Base Price(s) shall be adjusted quarterly beginning on April 1, 1986, and on the first day of each subsequent calendar quarter, to reflect the change in the cost of general and administrative costs from the assumed base cost component of ****** for the Dotiki Mine and ****** per ton for the Pattiki Mine. The assumed base cost component levels are calculated values being 5.5% of the respective February 1, 1986, Base Prices. The adjusted base component on each adjustment date will equal the product of ****** per ton for the Dotiki Mine and ****** per ton for the Pattiki Mine and a fraction, the numerator of which is the average of the CPI-W Index as first published for the second, third and fourth months preceding the intended quarterly adjustment date, and the denominator of which is 322.433, the contract base average CPI-W index level. Exhibits D and D-1 set forth calculation of the CPI-W contract base index level and set forth examples for calculating the general and administrative quarterly adjustment.

         7.4 Royalty. As the Base Price is adjusted under other provisions of this Agreement, the Base Price shall also be adjusted, effective at the same time as the other adjustments by an amount equal to ****** for Dotiki and ****** for Pattiki of the other adjusted base components to reflect the change in royalty expenses from the assumed base cost component of ****** per ton for the Dotiki Mine and ****** per ton for the Pattiki Mine. The royalty surcharge rates of ****** for Dotiki and ****** for Pattiki were derived from base nominal rates of ****** and ******, respectively, and take into account the compounding effects of paying royalty on royalty collected. The nominal and contract royalty surcharge rates shall remain unchanged for the duration of this Agreement. Exhibits E and E-1 set forth calculation of the contract base royalty cost component levels and set forth calculation of the contract royalty surcharge rates of ****** and ******. Exhibits F and F-1 set forth examples of calculating royalty costs as other adjustments are made under provisions of this Agreement.

         7.5 Government Adjustment. Subject to the provisions of Article XIV, there shall also be adjustments made from time to time in the Current Price to reflect changes in Seller's actual costs as of the date incurred because of government regulatory events occurring or continuing to have an effect on or after February 1, 1986, which are beyond the direct control of Seller and which after said date change Seller's expenses, require additional capital expenditures, affect the productivity at Dotiki Mine or the Pattiki Mine or otherwise change Seller's actual costs at Dotiki Mine or the Pattiki Mine, and which are not otherwise provided for in Article VII. The Base Prices specified in Sections 5.1 and 6.1 as of February 1, 1986, include the cost of compliance with all laws and regulations currently in effect to the extent such laws and regulations are currently being interpreted and enforced. Government regulatory events shall include, by way of illustration, but not limitation: new or amended or restated Federal, State or local legislation or regulation, or the interpretation of application thereof by courts, administrative agencies, or any other body having jurisdiction relating to mining, mine safety or environmental matters, or otherwise affecting Seller's costs. If any such event increases or decreases Seller's costs of producing coal from any of the two mines covered by this Agreement, there shall be added to or subtracted from the Base Price from time to time adjustments to reflect the full change in Seller's costs because of such event or events, based on actual production costs and productivity experienced at the respective mine before and after the change. Should capital items be affected by such a change, adjustments shall be based on Seller's computation of actual expenditures (or reasonable estimates thereof) subject to review under Section 12.2 for capital items, the useful life of such items, interest relating to the purchase or carrying thereof and actual productivity experienced at the mine before and after the change. For purposes of this provision, there is a ****** per ton base cost component level for such costs as of February 1, 1986, for both the Dotiki Mine and Pattiki Mine, which represents the ****** per ton Federal Black Lung Fee and ****** per ton Federal Reclamation Fee.

         The parties recognize there may be government action claims for both ongoing compliance costs and fixed per ton fees and/or taxes prevailing at such time a new Base Price may be established under provisions of Article VIII. If the parties agree that any or all portions of cost relating to claims for ongoing compliance costs have reached a "normalized cost level" on a particular January 1 new Base Price establishment date, by mutual agreement, the parties may allocate such costs over all other remaining cost components when establishing new Base Price base cost component levels under the methodology set forth under Exhibits H and H-1. For any or all portions of ongoing compliance costs that the parties do not wish to allocate, Seller shall continue to submit claims on an actual cost basis for the remaining term of this Agreement or until such time the parties agree to make an allocation to other cost components on a subsequent January 1 new Base Price establishment date.

         7.6 Fixed Portion. The fixed portion shall be calculated as ****** of the Dotiki Mine and Pattiki Mine Base Price(s), inclusive of severance or similar tax measured as a percentage of selling price. The contract base level fixed portion effective February 1, 1986, is

****** per ton for the Dotiki Mine and ****** per ton for the Pattiki Mine. The aforemen tioned per ton contract base levels shall remain unchanged for duration of the Agreement unless changed as a result of establishing a new Base Price under the provision of Article VIII.

         7.7 Calculations. Unless otherwise noted, all calculations shall be carried at three decimal places, and rounded as specifically noted within the Exhibits of this Agreement. To calculate the Current Price for each adjustment date, the sum of all cumulative-to-date adjustments made pursuant to Articles VII and XIV shall be rounded to two decimal places with a "5" in the third decimal being rounded up if the preceding digit is odd and dropped if the preceding digit is even. Exhibits B and B-1 through F and F-1 exemplify adjustments which may be made under Articles VII and XIV in calculating the Current Price.

         7.8 Unavailability of or Changes in Any Index. Excluding SIC-12 hourly rates with regard to being unavailable due to a UMWA strike, if an index ceases to be published or is unavailable frequently (for three reference months or longer) comparable index or indexes shall be substituted by mutual agreement of the parties hereto and, if available, reconstructed to the latest adjustment date for which the discontinued index was available and used in determining the adjusted base cost component level. The resulting revised base index level shall replace the previously used base index level as the denominator in subsequent price adjustment calculations. The revised base price cost component to be used in subsequent price adjustments shall be the last level which was calculated using the index which was subsequently discontinued or frequently unavailable. Should representative indexes cease to be published by the designated agency, the most practical equivalent index, upon mutual agreement of the parties hereto, shall be used for calculations to effectuate the intent of the parties. In the event of a major change in the structure of any existing index used herein, a new base period index level and related cost component level shall be established for use on the first quarterly adjustment date thereafter in the manner as described above for discontinuation of an index. No retroactive price adjustment will be made because revised index levels are published. In the event an index is discontinued or otherwise becomes unavailable, as addressed under this Section 7.8, Seller and Purchaser shall, after consulting with the Bureau of Labor Statistics, undertake to agree upon a substitute index or a substitute method of cost adjustment. If the parties fail to reach agreement on a substitute index or method within thirty (30) days, the matter shall be submitted to arbitration pursuant to Article XVII.

         7.9 Exhibits. All exhibits attached hereto and referenced throughout this Agreement are incorporated as an integral part of this Agreement.

                                  ARTICLE VIII

                                  PRICE REVIEW

         8.1 The "Current Price" for each mine as defined in Articles 5.2 and
6.2 shall initially be subject to review for adjustment on January 1, 1989. Later adjustments may be requested by either party as provided herein but such later adjustments shall not be made more frequently than once every ******. Either party may request an adjustment to be effective ******, and ****** thereafter until a new Base Price is established by agreement or arbitration. Subsequently, either party may request further adjustment but such adjustment shall not be effective until the passage of at least a ****** period following a prior adjustment. Further requests for review and adjustment of the "Current Price" may be requested by either party in the above-described manner until the end of the term of this Agreement. This Article VIII shall apply separately in establishing new Base Prices to be effective under either Articles V or VI.

         8.2 The new Base Price established under this Article VIII shall not be more than ****** nor less than ****** of the "Current Price" in effect for each mine as of October 1 of the year immediately preceding the year of adjustment for any price adjustments effective ******, and shall not be more than ****** nor less than ****** of the "Current Price" in effect for each mine as of October 1 of the year immediately preceding the year of adjustment for any price adjustments effective on or after ******.

         8.3 On or after October 1 but not later than November 1 of the year preceding an adjustment year (the "Notice Year"), either party may propose a new Base Price for coal from either or both mines to be effective January 1 of the adjustment year. The new Base Price(s) proposed shall be within the limits set forth in Section 8.2. If new Base Price(s) are proposed, but the parties after discussion fail to reach agreement on or before November 30 of the Notice Year, the determination of the new Base Price(s) shall be submitted to arbitration.

         8.4 It is the intent of the parties that the new Base Price(s) that should be in effect on January 1 of the adjustment year should, within the limits specified in Section 8.2, be the market price which is defined as the price which a willing and able Buyer would then be willing to buy and a willing and able Seller would then be willing to sell coal: (a) produced from underground mines located in the appropriate United States Bureau of Mines producing districts of the Mines; (b) of the quality specified in Article IX of the Coal Supply Agreement and in the total quantity specified in Article II of the Coal Supply Agreement; and (c) for a term of years comparable to that remaining under this Agreement. Reliable published information reflecting these parameters is relevant, but not controlling, as to such prices. It is the intent of the parties that the new market prices to be determined herein are to be term market prices based on the parameters set forth above and not to be spot prices.

         8.5 In the event of arbitration with respect to a price review, each party shall select an Arbitrator and the two arbitrators shall select a third who shall be a neutral arbitrator. The Arbitrators' award shall be a majority vote. The parties shall both submit their proposed prices. In establishing the new Base Price for a particular Mine, the Arbitrators must select either the price submitted by Seller for that particular Mine or the price submitted by Purchaser for that particular Mine. The arbitrators shall only consider the information submitted by the parties in arriving at an award. It is understood and agreed that the parties may submit for consideration by the Arbitrators any information that a party considers relevant to the determination of market price for coal sold hereunder in establishing a new Base Price as intended under
Section 8.4. The award shall be final and binding. Except as modified herein, the provisions of Article XVII of this Agreement shall apply. Such new Base Price(s) as determined by the Arbitrators shall be effective retroactive to January 1 of the adjustment year and shall be subject to all adjustments as provided for under this Agreement.

         8.6 Establishment of New Base Cost Components. In the event a new Base Price is established under provisions of this Article VIII, new base cost component levels shall be established to equal the new Base Price. To accommodate establishment of the new base cost components, new base index levels shall also be established for all components which are adjusted by indexes. The new base cost components and related new base index levels shall serve as the bases from which to calculate adjustments during the remaining term of this Agreement unless new base cost levels and index levels are established as a result of a subsequent price review under this Article VIII. The new Base Price shall be subject to all adjustments as provided for under this Agreement occurring on or after that January 1 on which a new Base Price is established, except that adjustments pursuant to Sections 7.1, 7.2 and 7.3 shall not be made until April 1 of that same year.

         Establishment of new base cost components shall be conducted in the following manner. From the new Base Price, there shall be subtracted the appropriate per ton amounts for (i) severance or similar tax measured as a percentage of selling price, (ii) the ****** fixed portion, (iii) royalty at the nominal rate of ****** and ****** for Dotiki and Pattiki, respec tively, (iv) general and administrative costs at ****** of the new Base Price and (v) governmental action fees or taxes assessed on a fixed per ton amount basis. New labor and benefit and material and supplies cost components shall also be established to make up the balance of the new Base Price with their allocations to be made by applying the balance of the new Base Price to the respective percentages of these two components as determined from the total of Seller's actual costs for these two components. Seller's actual cost levels to be used for this determination shall be the appropriate Mine's total year-to-date actual costs as prevailing on December 31 of the year preceding the January 1 new Base Price establishment date.

         At such time as new base cost components are established under provisions of this Article VIII, it may be necessary for Seller to establish a new mix of materials and supplies indexes and index weighting factors to more accurately reflect the then existing material and supply cost structure at the mine for which a new Base Price was established.

         If Seller determines the Mine's costs for the cost review year are distorted due to abnormal events materially affecting the Mine's cost structure, the parties shall agree upon alternate cost review data, such as the forthcoming year's budgeted operating cost structures or other information deemed relevant. Examples of events which may prevent determination of normal operating costs include but are not limited to conditions such as extended force majeure events, mine shutdown or implementation of new mining techniques such as longwall mining.

         If Purchaser disagrees with Seller's establishment of the labor and benefits and materials and supplies new base data levels as provided for under this Article VIII, the matter shall be submitted to a mutually agreeable independent accounting or consulting firm for verification with the associated costs to be shared equally between Purchaser and Seller. The independent firm shall advise both parties of only the facts that the establishment of the labor and benefits and materials and supplies new base cost component levels and selection of new material and supplies indexes and related index weighting factors are representative in the manner described herein of the percentage mix breakdown of the appropriate mine's costs. The findings of such independent firm shall be final and binding on the parties. The independent firm shall in no way reveal to Purchaser the Mine's actual cost per ton for such components or the Mine's total production cost unless otherwise agreed to in writing by Seller.

         Exhibits H and H-1 set forth examples for establishing new base cost components and related new base index levels as the result of establishment of a new Base Price.

         8.7 In the event Seller's actual cost per ton, excluding profits but including indirect and overhead costs, in the aggregate, for coal sold hereunder in any 24-month period is in excess of the then Current Price, per ton, in the aggregate, for such coal during such 24-month period, Seller, upon 9 months' written notice to Purchaser given within 3 months after the end of such 24-month period, may elect to suspend its obligations under this Agreement and close the Mine, in which event upon such suspension neither party shall have any further rights or obligations under this Agreement, other than those with respect to performance required hereunder prior to the effective date of such suspension. In the event Seller plans to reopen the Mine during the term of this Agreement, Seller shall notify Purchaser in writing at least six months prior to the date coal produced from the Mine will be available for sale and delivery. Purchaser shall have ninety (90) days after receipt of such notice to elect in writing to purchase from the Mine the quantity of coal to be produced up to the quantity set forth in Article II in accordance with the terms and at the then prevailing price for such coal under this Agreement. If Purchaser fails to notify Seller within ninety (90) days of receipt of notice of Seller's intent to reopen the Mine, Seller shall have the right to sell the coal produced from the Mine to other purchasers.

                                   ARTICLE IX

                          COAL SPECIFICATIONS, SAMPLING

                            AND BTU VALUE ADJUSTMENTS

         9.1 The coal supplied by Seller and purchased by Purchaser hereunder from the Dotiki Mine shall undergo beneficiation as required to substantially conform to the following analysis on an "as received" rather than "dry" basis:

         Coal Property                             Contract Specifications
         -------------                             -----------------------
           Moisture                                  ****** maximum
           Ash                                       ****** maximum
           Sulphur                                   ****** maximum
           Heat Content                              ****** BTU/lb. minimum
           Ash, Fusion (Fluid
               Temperature reducing)                 ****** minimum
           Grindability                              ****** Hardgrove
           Chlorine                                  ****** maximum

         9.2 The coal supplied by Seller and purchased by Purchaser hereunder from the Pattiki Mine shall undergo beneficiation as required to substantially conform to the following analysis on an "as received" rather than "dry" basis:

         Coal Property                               Contract Specifications
         -------------                               -----------------------
         Moisture                                    ****** maximum
         Ash                                         ****** maximum
         Sulphur                                     ****** maximum
         Heat Content                                ****** BTU/lb. minimum
         Ash, Fusion (Fluid
         Temperature reducing)                       ****** minimum
         Grindability                                ****** Hardgrove
         Chlorine                                    ****** maximum

        9.3 Failure to meet the specifications in Sections 9.1 and 9.2 shall not be deemed a breach of this Agreement unless the corresponding specifications in Sections 10.2 and 10.3 are not met.

        9.4 All coal supplied under this Agreement shall be ranked in the category of high volatile bituminous as defined by ASTM Coal Classification System.

        All coal supplied hereunder shall be sampled by Seller at the mine in accordance with ASTM procedures for continuous automatic sampling, and shall be analyzed by a mutually designated laboratory in accordance with ASTM standards and procedures. Purchaser and Seller may have a representative present during any sampling or analysis.

        9.5 Seller shall cause to be sent to Purchaser by mutually acceptable means a report showing the results of the analysis of each coal sample analyzed within two working days of sampling of each shipment and a separate weighted average analysis of each month's shipment within 10 working day following the end of each month. This report shall be the basis for adjustments under Section 9.8.

         9.6 Seller shall retain a representative portion of each sample taken for a period of 30 days from the date of sending to Purchaser the initial shipment analysis report required by Section 9.5 hereof. In the event Purchaser or Seller does not give written notice to the other that it disputes such report within such 30-day period, the report shall be final. In the event within such 30-day period Seller receives Purchaser's written notice that Purchaser disputes such report, or Seller disputes such report and so notifies Purchaser, the representative sample retained by Seller shall be delivered by Seller to a second mutually acceptable independent laboratory for analysis, whose results shall be binding upon both parties. The charges for any such independent analysis shall be borne by the party disputing such report unless the independent analysis deviates from that reported by more than 5 percent, in which event the cost shall be borne equally by Seller and Purchaser.

         9.7 The Base Price for coal from the Dotiki Mine is based upon the coal having a BTU value of ****** BTUs per pound "as received," and from the Pattiki Mine, ****** BTUs per pound "as received."

         9.8 Whenever the weighted average BTU value of the coal shipped during any month, as determined under this Article IX, varies from ****** BTUs for coal from the Dotiki Mine or from ****** BTUs for coal from the Pattiki Mine "as received," a proportionate adjustment should be made to compensate for the variation in BTU value, as in the examples which follow:

Example 1: Assume that the weighted average BTU value of coal shipped from the Pattiki Mine during month X is ****** BTU/pound. Assume further a Current Price, less severance tax, of ****** per ton, transportation costs of ****** per ton, and ****** tons shipped:

      (****** - ******) x $(****** + ******) x ****** = *******
      ---------------------------------------------------------

                                 ******                      Credit to
                                                             Purchaser, excl. of
                                                             severance taxes

Example 2: Assume that the weighted average BTU value of coal shipped from the Pattiki Mine during month Y is 12,000 BTU/pound. Assume further a Current Price, less severance tax, of ****** per ton, transportation costs of ****** per ton and ****** tons shipped:

      (****** - ******) x (****** + ******) x ****** - *******
      --------------------------------------------------------
                                 ****** Owed to Seller exclusive of severance taxes

*Subject to adjustment for severance tax at the applicable rate(s).

                                    ARTICLE X

               CANCELLATION, REJECTION AND SUSPENSION BY PURCHASER

         10.1 Cancellation for Inability to Burn Coal. Should the characteristics of the coal which Seller supplies hereunder during any 60-day period or a period during which at least ****** tons is received, whichever is greater, be such that (i) it fails to meet the specifications of ****** percent chlorine, or ash fusion (fluid temperature reducing atmosphere ****** minimum) or iron in ash not to exceed ****** percent, or sodium in ash not to exceed ****** percent or (ii) because of grindability of less than ****** or because of unforeseen adverse burning characteristics of the coal in Purchaser's boilers which cannot be corrected by Purchaser with an expenditure of funds deemed by Purchaser to be prudent and reasonable, then in such event Purchaser shall have the right on fifteen (15) days written notice to suspend performance of this Agreement until the Seller has established to Purchaser's satisfaction that the coal supplied from Seller's Mine will, depending on the basis of the suspension, conform to the specifications of this Agreement or will not have adverse burning characteristics in Purchaser's boilers. If, within ninety (90) days from the date of such notice, Seller is unable to furnish coal that will conform to the specifications of this Agreement or does not have adverse burning characteristics in Purchaser's boilers, then Purchaser may terminate this Agreement, in which event neither party shall have any further rights or obligations under this Agreement other than those with respect to performance required hereunder prior to the effective date of such termination. If Purchaser does not elect to terminate, performance of this Agreement shall be resumed.

         10.2 Right to Reject Coal. In the event Seller shall make any shipment of coal for which the shipment analysis pursuant to Article IX indicates any one of the following:

                  (1) BTU content: Less than ****** BTU/lb. for the Pattiki Mine and ****** BTU for the Dotiki Mine;

                  (2)      Ash content: Greater than ******;

                  (3)      Sulphur content: Greater than ******;

then Purchaser shall have the right to reject such shipment. In the event of such rejection, Purchaser shall notify Seller promptly and segregate such rejected coal from its regular stockpile. Purchaser and Seller shall thereupon agree upon a disposition of coal. Any direct handling expenses including demurrage resulting from such rejection over costs which would otherwise have been borne by Purchaser shall be borne by Seller.

         10.3 Right to Suspend Shipments. In the event Seller shall deliver coal over any calendar month for which the analysis pursuant to Article IX, on a weighted average basis, indicates any one of the following

                  (1) BTU content: Less than ****** BTU/lb. for the Pattiki Mine and ****** BTU for the Dotiki Mine;

                  (2)      Ash content: Greater than ******;

                  (3)      Sulphur content: Greater than ******;

then Purchaser shall either (a) notify Seller of the deviation but not suspend shipments; or (b) notify Seller to suspend further shipments of coal until Seller can supply coal conforming to the specification limitations set forth in this Section 10.3.

         Upon such notification by Purchaser under (a) or (b) above, Seller shall immediately take economically prudent and reasonable measures to correct such conditions under its control so as to comply with the specification limitations of this Section 10.3 for future shipments. In the event of a suspension and Seller believes it has corrected the conditions and can comply with the said specification limitations and so notifies Purchaser, Purchaser and Seller shall arrange for a test shipment; if the results of the analysis of the said test shipment indicate that the coal in the test shipment complies with the specification limitations set forth in this Section 10.3, then shipments shall be resumed.

         If after 6 months from Purchaser's notice under (a) or (b) above, Seller is unable to meet the specification limitations of this Section 10.3 by economically prudent and reasonable measures, on a weighted monthly average basis, then this Agreement shall terminate, and in such event neither party shall have any further rights or obligations under this Agreement, other than with respect to performance required hereunder prior to such termination.

                                   ARTICLE XI

                        INVOICING, PAYMENTS AND INTEREST

         11.1 For each shipment of coal, Seller will promptly forward an invoice to Purchaser showing the railroad car numbers and the shipping date, and the applicable Current Price, to the extent that the Current Price is then calculated by Seller in accordance with this Agreement, plus transportation costs to the delivery point. Purchaser shall pay all such invoices within 20 days from receipt of invoice.

         11.2 Seller will issue a separate invoice or credit memorandum for any adjustment due to quality variations pursuant to Article IX promptly after the monthly weighted average calorific value and the corresponding adjustment amount is determined. The amount of a credit memorandum to Purchaser shall be deducted from its next payment. An invoice to Purchaser for such adjustment shall be paid within 20 days from receipt of invoice.

         11.3 Any change in the Current Price under Article VII shall be reflected in Seller's next invoice or credit memorandum issued promptly after determination of the dollar amount of the change. The amount of a credit memorandum for such adjustment shall be deducted from Purchaser's next payment. Any invoice to Purchaser for such adjustment shall be paid not later than 20 days after the receipt of the invoice.

         11.4 Payment shall have been made on the date of the postmark on Purchaser's remittance unless Seller shall have established some other local depository, in which event payment shall be made upon delivery to the local depository.

         11.5 The amount of any invoice, or portion thereof, not paid, or any credit memorandum not issued, when due, shall bear interest from 30 days after the date the invoice was issued, or in the case of a credit memorandum, from the date it should have been applied, through the date the invoice is paid or the credit memorandum is applied at a rate equal to the then prime rate charged by the Chemical Bank of New York. Should Purchaser or Seller dispute the payment of any portion of any invoice or the issuance of any portion of a credit mem orandum, interest shall be payable only if the party making the claim prevails.

                                   ARTICLE XII

                               RECORDS AND REVIEWS

         12.1 The parties shall keep accurate records and books of account showing all payments, price revisions, credits, debits, weights, analyses and all other data required of each of them to be kept for the purposes of this Agreement.

         12.2 Purchaser and Seller shall each have the right at all reasonable times, upon reasonable prior written notice to the other, to examine, through its agents, employees or any independent auditor or consultant satisfactory to the other party, the appropriate records and books of the other pertaining to shipments or other matters occurring within the previous four (4) Contract Years, for the purpose of reviewing the determination of Current Price or the other party's performance or nonperformance under this Agreement, or reviewing other material and relevant matters subject to a dispute between the parties.

         The cost adjustment provisions for which actual cost audit is appropriate with regard to determination of Current Price are as follows:

         o        Section 5.3 - Kentucky severance or similar tax

         o        Section 6.3 - Illinois severance or similar tax

         o        Section 7.5 - Government Adjustment

         o        Section 14.3 - Governmental Authority

         If any such audit discloses that any error has occurred and, as a result thereof, an overpayment or an underpayment has been made, the amount thereof shall promptly be paid to the party to whom it is owed by the other party, provided that each party hereto has the right to contest the results of such audit under Article XVII.

         12.3 Any information obtained through such review shall be confidential and under no circumstances shall be disclosed to any third person unless required by legal process or governmental authority. The party requesting an independent audit shall direct its auditors or consultants similarly to protect the information reviewed.

         12.4 Nothing in this Article shall bar any rights of the parties under this Agreement, other than the 4-year audit limitation.

                                  ARTICLE XIII

                                  FORCE MAJEURE

         13.1 If, by reason of a "force majeure event," either party is wholly or partially prevented from performing under this Agreement, and the party affected gives prompt written notice to the other, the obligations of the party giving notice shall be suspended or reduced to the extent caused by the force majeure event. Neither party shall claim force majeure excuse for events lasting the equivalent of three full operating days or less.

         13.2 A "force majeure event" is any occurrence beyond the reasonable control of the party claiming it and not due to its negligence or default, which wholly or partially prevents the mining, preparing, loading, delivering or selling of coal by the Seller or transporting, unloading, receiving or utilization of coal by the Purchaser. Such force majeure events shall include, by way of illustration but not by limitation: acts of God or of the public enemy; insurrection or riots; strikes, organizational attempts or other labor disputes, shortages of supplies or equipment; strike-related absenteeism; floods; fires; adverse mining conditions; major equipment breakdowns or damage; delays in completion of construction; interruptions or unavailability of transportation; embargoes; orders of court or acts of civil or military authorities or any other causes beyond the reasonable control of a party.

         13.3 The party affected by a force majeure event shall use reasonable efforts to eliminate the effects of the force majeure event as soon as reasonably practicable.

         13.4 For the purpose of any partial or total force majeure event claimed by Seller under this Agreement, it will be presumed that, except for the claimed force majeure, total production at the Mine would have occurred at a rate per day equal to the annual contract quantity specified in Article II for the particular calendar year divided by 241 which represents the average number of work days at the Mine in a calendar year. For the purpose of any partial or total force majeure event claimed by Purchaser under this Agreement, it will be presumed that, except for the claimed force majeure, total shipments to Purchaser from the Mine would have occurred at a rate per day equal to the annual contract quantity specified in Article II for the particular calendar year divided by 326. The number 326 used in reference to force majeures claimed by Purchaser represents Purchaser's estimate of total operating days based on 365 days less 39 days of planned maintenance days. In the event a force majeure claimed by Purchaser occurs during or continues through days previously scheduled for planned maintenance, or if planned maintenance days are reduced as the result of the force majeure event, such days shall not be considered part of the force majeure for purposes of calculating the quantity of coal excused by reason of the force majeure. Exhibit I sets forth examples for calculating excused force majeure tonnage for both Purchaser and Seller.

         13.5 Performance shall resume as soon as practicable after cessation of the force majeure event. Subject to the provisions of Section 13.6, Seller shall use reasonable efforts to make up force majeure excused deliveries to the extent reasonably requested by Purchaser.

         13.6 Subject to Purchaser's rights under Section 2.4, Seller shall be permitted to sell production normally intended for Purchaser during periods of force majeure events claimed by Purchaser.

         13.7 In the event of an instance of inability to perform in whole or in substantial part because of a force majeure event lasting for a period of 6 consecutive months or more, the party not claiming force majeure shall have the option of terminating this Agreement, exercisable by giving 30 days' written notice to the party claiming the force majeure at any time after such inability has continued for a period of 6 consecutive months and prior to the performance or resumption of performance by the disabled party. In the event of such termination, neither party shall have any further rights or obligations under this Agreement other than those with respect to performance required hereunder prior to the effective date of such termination.

         13.8 A force majeure event which prevents Seller from producing or delivering, or Purchaser from transporting, unloading, receiving or utilizing the coal supplied hereunder, shall not excuse Purchaser from reimbursing Seller for payment of all transportation costs incurred by Seller, including the reimbursement of any minimum tonnage charges of the railroad.

         13.9 Nothing in this Article shall be construed to allow the Purchaser to tell the Seller how to produce coal hereunder.

                                   ARTICLE XIV

                             GOVERNMENTAL AUTHORITY

         14.1 "Governmental Authority" shall include the provisions of all Federal, State and other governmental laws and all applicable orders, regulations and rules thereunder, which have been or may at any time be, issued by a governmental agency or made applicable by a court having jurisdiction.

         14.2 In the event of any exercise of Governmental Authority which wholly or partially prevents the mining, preparing, loading, delivery or selling of coal by the Seller or the transporting, unloading, receiving or utilization of the coal by the Purchaser, the same shall be deemed an event of force majeure subject to the provisions of Article XIII.

         14.3 In the event that any exercise of Governmental Authority increases Seller's costs, adversely affects the quality of the coal produced, or limits or restricts the productive capacity of Seller's mining operation at the mine, to a degree which, in Seller's sole judgment, permits continued performance hereunder after taking into consideration proper adjustments to the Current Price, and/or other rights and/or obligations of Seller hereunder, the then Current Price shall be adjusted and this Agreement shall be amended so as to compensate Seller fully for the effect upon it of such exercise. Any price or other contract adjustment pursuant to this provision shall be effective as of the date the effect of exercise of governmental authority is experienced, and subject to audit under Article XII and/or arbitration under Article XVII of this Agreement. If Seller makes the judgment provided for in the first sentence of this Section, Seller shall specify the amendments and/or adjustments it considers necessary for its continued performance hereunder and shall notify Purchaser promptly in writing of those amendments and/or adjustments. Purchaser, in lieu of agreeing to such amendments and/or adjustments, or Seller, should Purchaser fail to agree to such amendments and/or adjustments, within 30 days of receipt of notice thereof, may terminate this Agreement by notifying the other party in writing, such termination to be effective not less than 30 days after delivery of the notice first above described.

         14.4 If either Purchaser or Seller elects to terminate this Agreement under the provisions of this Article XIV, then neither party shall have, after the effective date of such termination, any further rights or obligations under this Agreement, other than those with respect to performance required hereunder prior to the effective date of such termination.

                                   ARTICLE XV

                                MATERIAL DEFAULT

         15.1 Seller shall be in material default hereunder only if it should fail to ship, without excuse under this Agreement, during any Contract Year at least 85 percent of the coal shipments required to be shipped during such period. Any deliveries excused by Articles XIII or XIV shall be considered as shipments made by Seller.

         15.2 Purchaser shall be in material default hereunder only if it should fail to purchase or accept, or fail to cooperate in arranging, shipments, without excuse under this Agreement, during any Contract Year, of at least 85 percent of the coal shipments which Purchaser is required to accept under this Agreement, or should it fail to pay any invoice of Seller within 60 days of the date payment is due hereunder and not later prevail on its dispute that such payment was not due. Any purchase or receipts of shipments excused by Articles XIII or XIV shall be considered as shipments accepted by Purchaser.

                                   ARTICLE XVI

                                    REMEDIES

         16.1 In the event of material default by one party as defined in
Article XV, the other may elect to cancel this Agreement by giving 60 days' prior written notice of its intention to do so within 30 days after the end of the Contract Year in which the material default occurs, and thereafter recover damages for nondelivery, nonacceptance or nonpayment as provided herein through the date of such cancellation. If Seller has given timely notice of cancellation, it shall be entitled to recover from Purchaser a) with respect to coal tendered for delivery which Purchaser has failed to accept or arrange for delivery hereunder from the beginning of the Contract Year on account of which the material default is claimed through the date of cancellation, the difference between the Current Price hereunder the then actual price received for such coal sold in a commercially reasonable manner, but without any incidental or consequential damages whatsoever or b) with respect to coal supplied to Purchaser but not paid for, the total amount owed for such coal, as provided in
Article XI. If Purchaser has given timely notice of cancellation, it shall be entitled to recover from Seller, with respect to coal not delivered hereunder from the beginning of the 12-month period on account of which the material default is claimed through the date of cancellation, the difference between the cost of obtaining replacement coal purchased in a commercially reasonable manner and the Current Price of such coal Seller failed to deliver during such 12-month period, including allowances for increased transportation charges, but without any other incidental or consequential damages. The cancellation remedy herein for Purchaser and Seller, respectively, shall be the sole and exclusive remedy for the material default giving rise to the exercise of XVI do not apply to a material default in bad faith and in the event of a material default committed by a party in bad faith, the other party, in addition to the remedies provided in this Article XVI, shall be entitled to any other remedies available in law or in equity, but without incidental or consequential damages.

         16.2 In the event the Seller shall fail to deliver during any Contract Year the quantity of coal required by this Agreement and such failure is not excused by this Agreement, and provided that Purchaser has not elected to cancel under Section 16.1, Purchaser may either:

                  (1) Elect to receive the quantity required, but not delivered or excused, at the end of the term of this Agreement at the Current Price in effect at the time the coal is shipped; or

                  (2) Elect to purchase coal, and actually purchase and accept delivery of such coal, within 6 months of the end of the Contract Year, in a commercially reasonable manner, in a quantity equal to that required to be delivered during that Contract Year but not shipped or excused. Purchaser shall thereafter be entitled to recover the difference between the cost of obtaining such replacement coal and the Current Price of the coal Seller failed to deliver during that Contract Year, including allowances for increased transportation charges, but without any other incidental or consequential damages; or

                  (3) Elect to waive the default.

         Purchaser shall notify Seller, in a writing dated within 60 days of the expiration of the said Contract Year in which it claims Seller has failed to deliver the required quantity of coal, of its election hereunder, or be barred from any remedy.

         16.3 In the event the Purchaser shall fail to accept, or fail to cooperate in arranging shipments and such failure is not excused by this Agreement, and provided Seller has not elected to cancel under Section 16.1, Seller may:

                  (1) Elect to deliver the quantity required but not accepted or excused, at the end of the term of this Agreement at the Current Price in effect at the time the coal is shipped; or

                  (2) Elect to sell coal, and actually sell such coal within six months of the end of the contract year, in a commercially reasonable manner, in a quantity equal to that required to be accepted during that Contract Year but not accepted or excused. Seller shall thereafter be entitled to recover from Purchaser the difference between the amount obtained for such coal and the Current Price Seller would have received hereunder for such coal, but without any other incidental or consequential damages; or

                  (3) Elect to waive the default.

Seller shall notify Purchaser, in a writing dated within 60 days of the expiration of the said Contract Year in which it claims Purchaser has failed to purchase or accept the required quantity of coal, of its election hereunder, or be barred from any remedy.

         16.4 Should either party fail to pay any sums required to be paid under this Agreement, the other party shall, in addition to any remedy therefor afforded by this Agreement, have the right to submit the claim to arbitration under Article XVII to collect the same and any award rendered thereon shall provide for interest as set forth in Section 11.5.

         16.5 The remedies provided in this Article XVI shall be the sole and exclusive remedies should Seller fail to deliver or Purchaser fail to purchase, accept and pay for the quantity of coal required by this Agreement.

         16.6 The adjustments provided in Article IX are liquidated remedies and together with the remedies provided for in Article X shall be the Purchaser's sole and exclusive remedies should the coal shipped not meet the specifications of Article IX.

         16.7 In the event of a cancellation pursuant to Section 16.1, neither party shall have any further rights or obligations under this Agreement other than those with respect to performance required hereunder prior to the effective date of such cancellation.

                                  ARTICLE XVII

                                   ARBITRATION

         17.1 Any dispute between the parties with respect to this Agreement shall be submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitration proceeding shall be held and conducted in Atlanta, Georgia, or such other location as may be mutually agreed to by the parties. There shall be one arbitrator if the amount claimed in the demand for arbitration is less than $1,000,000, and three arbitrators otherwise. This Agreement to arbitrate shall be specifically enforceable. The award of the arbitrators shall be final and binding, and judgment upon any award rendered by said Arbitration Board may be entered in any court having jurisdiction thereof. This provision shall survive the termination of this Agreement.

         17.2 In the event one of the parties gives to the other notice of arbitration, the parties shall agree upon the arbitrator or arbitrators within 60 days from the date of such notice, and if they fail to do so, the arbitrator or arbitrators shall be selected by the American Arbitration Association, Atlanta, Georgia.

         17.3 The reasonable compensation and expenses of any arbitrators and the cost of the arbitration shall be shared equally by the parties. Each party shall bear its own counsel fees and expenses. In each instance the decision of a majority of the arbitrators shall be final and binding as to such matters as are submitted to and determined by them. Each party hereto shall have full rights of discovery with respect to all documentary information pertinent to the dispute during such arbitration.

         17.4 Any questions as to whether or not a party hereto has committed a breach of contract or is guilty of a default so as to entitle the other party hereto to terminate or cancel this Agreement shall not be the subject of arbitration hereunder.

                                  ARTICLE XVIII

                                 PRICE CONTROLS

         18.1 In the event the price of the coal covered by this Agreement is subject to governmental voluntary or mandatory price controls or is otherwise fixed by law or governmental regulation, and such regulated price is more or less than the then Current Price under this Agreement, the parties shall jointly petition the proper governmental authority to have this Agreement or the prices hereunder declared exempt or excepted from such law or regulation and/or to have the prices specified in this Agreement approved. If such petition is denied or otherwise dismissed, and if the regulated price is such as to result in a decrease in the then Current Price, Purchaser will, if lawful, in some manner compensate Seller for the difference between such regulated price and the price Purchaser would have paid if such regulated price had not been imposed. Should Seller's actual costs (excluding profits but including all direct costs but only mine-level indirect and overhead costs) in producing coal sold during any period a regulated price is in effect exceed the price paid for the same coal by Purchaser by an aggregate amount equal to the "Loss Limit," Seller may elect to terminate this Agreement after 6 months' prior written notice to the Purchaser. In the event Seller sends such written notice of its election to terminate, Purchaser shall have the right, for a period of 30 days after receipt of the termination notice, to notify the Seller in writing of its election to purchase the Seller's mines then producing coal for delivery under this Agreement, including an allocation of reserves adequate to fulfill the requirements of this Agreement, at a price equal to Seller's total investment in such mines and reserves, less the accumulated cost depletion and depreciation applicable thereto. Any such purchase shall close not later than 60 days after the date of Seller's original notice of election to terminate. If Purchaser does not elect so to purchase Seller's mines, neither party shall have any further rights or obligations under this Agreement after termination, other than with respect to performance required prior to termination. The "Loss Limit" shall from time to time be equal to $2,000,000 multiplied by the ratio of (i) the "Consumer Price Index - Wage Earners and Clerical Workers (CPI-W)" on the January 1 preceding the day the notice of election to terminate is sent, to (ii) the CPI-W on January 1, 1979.

                                   ARTICLE XIX

                            ASSIGNMENT AND DELEGATION

         19.1 Without relieving the Purchaser of any of its performance obligations hereunder, the Purchaser shall have the right to sell all or any portion of the coal under this Agreement at any time, or to assign this Agreement in its entirety to the United Sates Department of Agriculture, Rural Electrification Administration.

         19.2 Purchaser may from time to time designate in writing an agent or agents for the purpose of specifying the quantity, destination and routing of coal to be shipped from time to time to Purchaser hereunder, and for such other purposes as Purchaser may elect.

         19.3 Seller has designated MAPCO Coals Inc. as Seller's agent for the administration of this Agreement.

         19.4 Neither the rights nor obligations of either party hereunder shall be otherwise assigned or delegated without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that either party, without consent, may pledge or hypothecate this Agreement purely for financial purposes or merge or consolidate with another corporation or sell its assets to another corporation if the successor assumes all of the rights and obligations of the Purchaser or Seller. No assignment or other action permitted under this Section shall alter or otherwise affect the obligations of the parties to this Agreement.

         19.5 Webster and White have previously agreed and consented to the assignment of the Coal Supply Agreement dated January 17, 1979, by Purchaser to CBT Trust Company of Florida, National Association, as trustee under an agreement titled Assignment of Fuel Contracts, dated on or about December 6, 1984. This amendment and restatement of the Coal Supply Agreement shall not alter the consents previously given and this restated and amended agreement, as between the parties, shall be considered as included in consents executed by or on behalf of Webster and White.

                                   ARTICLE XX

                                 INDEMNIFICATION

         20.1 Seller shall indemnify, defend and hold Purchaser harmless from and against any claim, demand, loss or damage for personal injury to a third party caused by or resulting from any negligent act or omission of Seller. Purchaser shall indemnify, defend and hold Seller harmless from and against any claim, demand, loss or damage for personal injury to a third party caused by or resulting from any negligent act or omission of Purchaser. Except as otherwise provided by this Agreement, nothing herein shall affect any right of indemnity otherwise affordable by law.

                                   ARTICLE XXI

                          EQUAL EMPLOYMENT OPPORTUNITY

         21.1 The Equal Employment Opportunity clause in Section 202, Paragraphs 1 through 7 of Executive Order 11246, as amended, relative to equal employment opportunity, and the implementing Rules and Regulations of the Office of Federal Contract Compliance are incorporated herein by specific reference, where applicable, with which Purchaser and Seller agree to comply.

                                  ARTICLE XXII

                                     GENERAL

         22.1 Unless otherwise specifically stated herein, the failure of either party to insist on any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights unless otherwise provided herein, but the same shall continue and remain in full force and effect for the term of this Agreement.

         22.2 The validity, construction and performance of this Agreement shall be determined in accordance with the laws of the State of Florida.

         22.3 All notices under this Agreement shall be made in writing by certified postage prepaid United States mail, addressed, if to Purchaser, at 16313 North Dale Mabry Highway, Tampa, Florida 33618, Attention: Director of Procurement; and if to Seller, c/o MAPCO Coals Inc., 1717 South Boulder Avenue, Tulsa, Oklahoma 74119, Attention: Vice President - Sales; or at such other address as either party may designate in writing to the other.

         22.4 This is an agreement for the purchase and sale of coal in which the parties recognize and agree that Seller is not an agent or employee of Purchaser but is independent of any managerial or other control or direction by Purchaser in its work hereunder, and is free to perform by such means and in such manner as Seller may choose, all work in pursuance of commitments hereunder.

         22.5 The captions to sections hereof are for convenience only and shall not be considered in construing the intent of the parties.

                                  ARTICLE XXIII

                                ENTIRE AGREEMENT

         23.1 This instrument contains the entire agreement between the parties as to coal produced and sold hereunder and there are no representations, understandings or agreements, oral or written, which are not included herein. This Agreement cannot be changed except by duly authorized representatives of both parties in writing. It is understood that Purchaser from time to time in the administration of this Agreement may issue and transmit to Seller documents designated as "Purchase Orders" and "Change Orders"; these documents serve instructional or accounting functions only and are not amendments to or constructions of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective proper officers thereunto duly authorized, in duplicate counterparts, each of which shall be deemed to be an original, as of the day and year first above written.

                                                 PURCHASER:  SEMINOLE ELECTRIC
                                                             COOPERATIVE, INC.

(CORPORATE SEAL)

ATTEST:                                          By
                                                   -----------------------------
                                                          President

-------------------------------
          Secretary

                                                 SELLER:     WEBSTER COUNTY
                                                             COAL  CORPORATION

(CORPORATE SEAL)

ATTEST:                                          By
                                                   -----------------------------
                                                          President

-------------------------------
          Secretary                              SELLER:     WHITE COUNTY COAL
                                                             CORPORATION

(CORPORATE SEAL)

ATTEST:                                          By
                                                   -----------------------------
                                                          President

-------------------------------
          Secretary